Exhibit 8.1

List of Borr Drilling Group of Legal Entities
No.	Legal Entity Name	Company Registration	Date of Incorporation	Registered Address	Core Business	Country of Incorporation
1	Borr Drilling Limited	Registration No. 51741	9 August 2016	S.E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda	Holding Company	Bermuda
2	Borr Drilling Management AS	Registration No. 918 125 043	18 November 2016	Klingenberggata 4, 0161 Oslo	Management	Norway
3	Borr International Resources Limited	Registration No. 1964526	20 December 2017	Craigmuir Chamber, Road Town, Tortola, VG 1110, British Virgin Islands	Crewing	British Virgin Islands
4	Borr Drilling Equipment Pool Inc.	Registration No.90668	8 May 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Equipment Owner	Marshall Islands
5	Borr International Operations Inc.	Registration No.92023	26 July 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Operating Company (Nigeria)	Marshall Islands
6	Borr SEA Operations Inc.	Registration No.92792	30 October 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Operating Company (Vietnam, Thailand)	Marshall Islands
7	Borr Eastern Peninsula Pte. Ltd.	Registration No.201812030C	10 April 2018	24 Raffles Place #18-00 Clifford Centre Singapore 048621	Procurement	Singapore
8	Borr Drilling Management (UK) Limited	Registration No. 10758288	8 May 2017	20 North Audley Street, London W1K 6LX	Management	England and Wales
9	Borr Drilling Management DMCC	Registration No.DMCC88379	12 June 2017	28th Floor Reef Tower, Jumeirah Lakes Towers, Dubai	Management	Dubai, UAE
10	Borr Holdings Limited	Registration No. OC-338105	8 June 2018	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Holding Company	Cayman Islands
11	Prospector Rig 1 Contracting Company Limited	Registration No. OC-339040	28 June 2018	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Rigowner – P1	Cayman Islands
12	Prospector Rig 5 Contracting Company Limited	Registration No. OC-339041	28 June 2018	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Rigowner – P5	Cayman Islands
13	Paragon Offshore Limited	Registration No. OC-323580	7 June 2017	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Holding Company	Cayman Islands
14	Paragon Offshore International Finance Company	Registration No.34559	11 January 1990	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Financial Holding	Cayman Islands
15	Paragon Asset Company Limited	Registration No.MC-65874	2 May 1996	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Rigowner	Cayman Islands

No.	Legal Entity Name	Company Registration	Date of Incorporation	Registered Address	Core Business	Country of Incorporation
16	Paragon Assets (UK) Limited	Registration No.MC-66071	14 May 1996	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Operating Company	Cayman Islands
17	Paragon Offshore (North Sea) Limited	Registration No. MC-65866	2 May 1996	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Operating Company	Cayman Islands
18	Paragon Offshore Enterprises Limited	Registration No. MC-36816	19 July 1990	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Crewing	Cayman Islands
19	Paragon Offshore Drilling LLC	Registration No. Unknown	21 November 1939	3151 Briarpark Drive, Suite 700, Houston, Texas 77042, USA	Operating Company	Delaware
20	Paragon (Middle East) Limited	Registration No.MC-123870	6 March 2003	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Rigowner	Cayman Islands
21	Paragon Offshore (Land Support) Limited	Registration No. 459415	18 September 2013	Pavilion 4 Westpoint Business Park, Prospect Road, Westhill, Scotland, AB32 6FE	Operating Company	Scotland
22	Paragon Offshore Management S. de R.L. de C.V.	Mexico Federal Taxpayer registry NM080723PNA	6 February 2009	Petrarca 223 Despacho-503, Polanco Distrito Federal 11560, Mexico City	Management	Mexico
23	Paragon Offshore (Nederland) B.V.	CCI Number 24159026	2 June 1948	Parallelweg 96, 1948NM Beverwijk, The Netherlands	Operating Company	The Netherlands
24	Paragon Offshore Holdings US Inc.	Registration No. Unknown	22 May 2014	3151 Briarpark Drive, Suite 700, Houston, Texas 77042, USA	Holding	Delaware
25	Paragon Offshore (GOM) Inc.	Registration No. Unknown	20 January 1993	3151 Briarpark Drive, Suite 700, Houston, Texas 77042, USA	Holding	Delaware
26	Borr Drilling (US) Inc.	Registration No. Unknown	4 December 2018	3151 Briarpark Drive, Suite 700, Houston, Texas 77042, USA	General	Delaware
27	Paragon Offshore Leasing (Switzerland) GmbH	Registration No. CHE-114.563.221		Lindednstrasse 14, 6340 Baar, Switzerland	Rigowner	Switzerland
28	Paragon Offshore Holdings Limited	Registration No. MC323850	16 June 2017	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Holding	Cayman Islands
29	Paragon Offshore International Limited	Registration No. MC-34559	18 May 1990	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Operating	Cayman Islands
30	Paragon Offshore Cameroon SARL	Registration No. Unknown	13 October 2016	2nd Floor SCI 2000 Building, Rue NJO, NJO Bonapriso Po. Box. 4155, Douala, Cameroon	Operating Company	Cameroon
31	Prospector Offshore Drilling (UK) Limited	Registration No. 405121	10 August 2011	Pavilion 4 Westpoint Business Park, Prospect Road, Westhill, Scotland, AB32 6FE	Operating Company	Scotland
32	Prospector Offshore Drilling (Singapore) Pte. Ltd.	Registration No. 201227362D	8 November 2012	79 Anson Road #23-06 Singapore 079906	Operating Company	Singapore
33	Borr Serviços Offshore Limitada	NIRE No. 33.2.1062834-8	27 September 2018	Rua Teixeira de Freitas, No. 31, Suite 701, 20021-350, Rio de Janeiro, Brazil	Operating Company	Brazil
34	Borr Drilling Malaysia Sdn. Bhd.	Registration No. 1321528-P	10 April 2019	Level 22, Axiata Tower No. 9, Jalan Stesen Sentral 5, Kuala Lumpur Sentral 50470, Kuala Lumpur W.P. Kuala Lumpur, Malaysia	Operating Company	Malaysia
35	Borr Global Limited	Registration No. MC-322291	2 May 2017	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Operating	Cayman Islands

No.	Legal Entity Name	Company Registration	Date of Incorporation	Registered Address	Core Business	Country of Incorporation
36	Borr Offshore Operations Limited	Registration No. MC-322275	2 May 2017	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Operating	Cayman Islands
37	Borr Mexico Ventures Limited	Registration No. 625126	21 March 2019	Pavilion 4 Westpoint Business Park, Prospect Road, Westhill, Scotland, AB32 6FE	Holding Company	Scotland
38	Borr Grid (UK) Limited	Registration No.625273	22 March 2019	Pavilion 4 Westpoint Business Park, Prospect Road, Westhill, Scotland, AB32 6FE	Rigowner-Grid	Scotland
39	Borr Gersemi (UK) Limited	Registration No. 625315	22 March 2019	Pavilion 4 Westpoint Business Park, Prospect Road, Westhill, Scotland, AB32 6FE	Rigowner-Gersemi	Scotland
40	Borr Odin (UK) Limited	Registration No. 617410	7 January 2019	Pavilion 4 Westpoint Business Park, Prospect Road, Westhill, Scotland, AB32 6FE	Rigowner-Odin	Scotland
41	Borr Galar (UK) Limited	Registration No. 12162524	19 August 2019	20 North Audley Street, London W1K 6LX	Rigowner-Galar	England and Wales
42	Borr Njord (UK) Limited	Registration No. 12299476	5 November 2019	20 North Audley Street, London W1K 6LX	Rigowner-Njord	England and Wales
43	Operadora Productora y Exploradora Mexicana, S.A. de C.V. (49% owned by Borr)	Federal Taxpayer registry No. OPE1508199S0	26 March 2019	Paseo de la Reforma No. 2654, Col. Lomas Altas, Miguel Hidalgo Ciudad de México, C.P. 11950	IWS Operator	Mexico
44	Perforaciones Estrategicas e Integrales Mexicana S.A. de C.V. (49% owned by Borr)	Federal Taxpayer registry No. PEI190327LE9	26 March 2019	Paseo de la Reforma No. 2654, Col. Lomas Altas, Miguel Hidalgo Ciudad de México, C.P. 11950	Drilling Operator	Mexico
45	Perforadora Profesional Akal I, S.A. de C.V. (49% owned by Borr)	Federal Taxpayer registry No. PPA1908207G4	20 August 2019	Paseo de la Reforma No. 2654, Col. Lomas Altas, Miguel Hidalgo Ciudad de México, C.P. 11950	IWS Operator	Mexico
46	Perforaciones Estrategicas e Integrales Mexicana II S.A. de C.V. (49% owned by Borr)	Federal Taxpayer registry No. PEI190924CD3	24 September 2019	Paseo de la Reforma No. 2654, Col. Lomas Altas, Miguel Hidalgo Ciudad de México, C.P. 11950	Drilling Operator	Mexico
47	Borr (UK) Holdings Limited	Registration No. 617356	7 January 2019	Pavilion 4 Westpoint Business Park, Prospect Road, Westhill, Scotland, AB32 6FE	Holding	Scotland
48	Borr Drilling Mexico S. de R.L. de C.V.	Federal Taxpayer registry BDM1812041D9	20 December 2018	Av. Javier Barros 540, Torre 1, Piso5, 01210 Lomas de Santa Fe, Ciudad de Mexico, Mexico	Management	Mexico
49	Borr Drilling Contracting S. de R.L. de C.V.	Federal Taxpayer registry BDC181220SR1	20 December 2018	Av. Javier Barros 540, Torre 1, Piso 5, 01210 Lomas de Santa Fe, Ciudad de Mexico, Mexico	Operating Company	Mexico
50	Borr Management Mexico S. de R.L. de C.V.	Federal Taxpayer registry BMM181220MA2	20 December 2018	Av. Javier Barros 540, Torre 1, Piso 5, 01210 Lomas de Santa Fe, Ciudad de Mexico, Mexico	Services	Mexico
51	Borr Offshore Services Mexico S. de R.L. de C.V.	Mexico Federal Taxpayer registry BOS181220LZ4	20 December 2018	Av. Javier Barros 540, Torre 1, Piso 5, 01210 Lomas de Santa Fe, Ciudad de Mexico, Mexico	Crewing	Mexico
52	Borr Midgard Holding Limited	Registration No. 54739	14 June 2019	S.E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda	Holding Company	Bermuda

No.	Legal Entity Name	Company Registration	Date of Incorporation	Registered Address	Core Business	Country of Incorporation
53	Borr Midgard Assets Limited	Registration No. 54738	14 June 2019	S.E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda	Holding Company	Bermuda
54	Borr Saga Inc.	Registration No.89738	23 March 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Saga	Marshall Islands
55	Borr Skald Inc.	Registration No.89739	23 March 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Skald	Marshall Islands
56	Borr Jack-Up XXXII Inc.	Registration No.100435	18 March 2019	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Thor	Marshall Islands
57	Borr Jack-Up I Inc.	Registration No.89738	19 August 2016	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Frigg	Marshall Islands
58	Borr Ran Inc.	Registration No.85685	19 August 2016	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Ran	Marshall Islands
59	Borr Jack-Up I Inc.	Registration No.89738	19 August 2016	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Frigg	Marshall Islands
60	Borr Tivar Inc.	Registration No.89740	23 March 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Tivar	Marshall Islands
61	Borr Vale Inc.	Registration No.89741	23 March 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Vale	Marshall Islands
62	Borr Var Inc.	Registration No.89742	23 March 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Var	Marshall Islands
63	Constellation II Limited	Registration No. CR-271201	21 August 2012	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Rigowner	Cayman Islands
64	Borr Baug Limited	Registration No. 67190 (B)	16 October 1997	c/o S.E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda	Rigowner (Idle)	The Bahamas
65	Borr Idun Limited	Registration No. CR-274802	17 January 2013	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Rigowner-Idun	Cayman Islands
66	Borr Mist Limited	Registration No. CR-274800	17 January 2013	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Rigowner-Mist	Cayman Islands
67	Borr Atla Limited	Registration No. CR-322241	1 May 2017	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Rigowner	Cayman Islands
68	Borr Brage Limited	Registration No. CR-231341	24 September 2009	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Rigowner (idle)	Cayman Islands

No.	Legal Entity Name	Company Registration	Date of Incorporation	Registered Address	Core Business	Country of Incorporation
69	Borr Odin Limited	Registration No. CR-274798	17 January 2013	89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	Rigowner (idle)	Cayman Islands
70	Borr Jack-Up XVI Inc.	Registration No.92351	23 March 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Eir	Marshall Islands
71	Borr Jack-Up XIV Inc.	Registration No. 5827	4 January 2007	Craigmuir Chamber, Road Town, Tortola, VG 1110, British Virgin Islands	Rigowner-Norve	British Virgin Islands
72	Borr Galar Inc.	Registration No. 92798	19 September 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner (idle)	Marshall Islands
73	Borr Gerd Inc.	Registration No. 92795	19 September 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Gerd	Marshall Islands
74	Borr Gersemi Inc.	Registration No. 92793	19 September 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner (idle)	Marshall Islands
75	Borr Grid Inc.	Registration No. 92799	19 September 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner (idle)	Marshall Islands
76	Borr Gunnlod Inc.	Registration No. 92797	19 September 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Gunnlod	Marshall Islands
77	Borr Groa Inc.	Registration No. 92796	19 September 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Groa	Marshall Islands
78	Borr Gyme Inc.	Registration No. 92794	19 September 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Gyme	Marshall Islands
79	Borr Natt Inc.	Registration No. 92790	19 September 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Natt	Marshall Islands
80	Borr Njord Inc.	Registration No. 92791	19 September 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner (idle)	Marshall Islands
81	Borr Hild Inc.	Registration No. 92787	19 September 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Hild	Marshall Islands
82	Borr Heimdal Inc.	Registration No. 92789	19 September 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Heimdal	Marshall Islands
83	Borr Hermod Inc.	Registration No. 92788	19 September 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Hermod	Marshall Islands
84	Borr Huldra Inc.	Registration No. 92785	19 September 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Huldra	Marshall Islands
85	Borr Heidrun Inc.	Registration No. 92786	19 September 2017	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	Rigowner-Heidrun	Marshall Islands